Alpharma Inc.
One Executive Drive
Fort Lee, New Jersey 07024

March 12, 2002

CIBC Inc.
Banc of America Bridge LLC
/o Banc of America Bridge LLC
9 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

Reference is made to the Shelf Registration Rights Agreement dated December 12, 2001 (the "Registration Agreement"), by and among Alpharma Operating Corporation ("Operating"), the Guarantors listed on Schedule A thereto (such Guarantors and Operating are collectively known herein as "Alpharma"), Banc of America Bridge LLC ("Bridge") and CIBC Inc. ("CIBC"). All terms used in this letter and not otherwise defined shall have the meanings set forth in the Registration Agreement.

Pursuant to Section 3(a) of the Registration Agreement, Alpharma agreed to (x) cause to be filed a Shelf Registration Statement pursuant to Rule 415 under the Securities Act on or before the date which is 90 days from the Issue Date (the "Shelf Filing Deadline"), (y) use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline, and (z) keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 5(a) and (b) of the Shelf Registration Statement to the extent necessary to ensure that it is available for resales of Exchange Notes by the Holders of Transfer Restricted Securities and to ensure that it conforms with the requirements of the Registration Agreement, the Securities Act and certain other rules and regulations. Because the Issue Date was December 12, 2001, the current Shelf Filing Deadline is March 12, 2001. All events set forth in clauses (x) through (z) above are referred to herein as the "Alpharma Filing Requirements."

Pursuant to Section 4 of the Registration Agreement if, (x) the Shelf Registration Statement is not filed with the Commission on or prior to the Shelf Filing Deadline, (y) the Shelf Registration Statement has not been declared effective by the Commission on or prior to the 90th day after the Shelf Filing Deadline, or (z) in certain circumstances, if the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective or fails to be usable in connection with resales of Notes (each such event referred to in clauses (x) through (z), a "Registration Default"), then Alpharma shall pay to each Holder of Transfer Restricted Securities certain liquidated damages as set forth therein.

By signing below, you hereby (i) extend until April 1, 2002, the Shelf Filing Deadline and compliance by Alpharma with the Alpharma Filing Requirements, and (ii) waive (y) Alpharma's Registration Default resulting from Alpharma's failure to file a Shelf Registration Statement on or before March 12, 2002, and (z) the right of the undersigned to receive liquidated damages pursuant to Section 4 of the Registration Agreement in connection with any Registration Default for the period from March 12, 2002 through and including April 1, 2002.

Alpharma and the undersigned hereby agree that commencing upon April 1, 2002, the Alpharma Filing Requirements and the right of the undersigned to receive liquidated damages pursuant to Section 4 of the Registration Agreement shall be reinstated in accordance with the terms of the Registration Agreement.

This letter is subject to the provisions of Section 11(d) of the Registration Agreement.

The Registration Agreement and the Note Purchase Agreement, except to the extent of the consent specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Banc of America Bridge or CIBC under the Registration Agreement or the Note Purchase Agreement, nor constitute a waiver of any other provision of the Registration Agreement or any provision of the Note Purchase Agreement.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Letter of Waiver as of the date first written above.

ALPHARMA INC.

(on behalf of Operating and each of the Guarantors)

By: /s/ Robert F. Wrobel
Name: Robert F. Wrobel
Title: Executive Vice President

The foregoing Letter of Waiver and the Amendment to the Registration Agreement contemplated herein is hereby confirmed and accepted as of the date first above written.

BANC OF AMERICA BRIDGE LLC

By: ____________________________________
Name:
Title:

CIBC INC.

By: ____________________________________
Name:
Title: